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                                                                    EXHIBIT P(6)

                     ING INVESTMENT MANAGEMENT ADVISORS B.V.
               CODE OF ETHICS FOR ADVISERS TO INVESTMENT COMPANIES

         All employees, officers and directors of ING Investment Management ("IIM"), The Hague, are subject to the ING Group General Code of Conduct, the ING Insider Regulation and the IIM Code of Conduct concerning Confidential Information and Chinese Walls or their successive regulations.

         In addition, pursuant to provisions of Rule 17j-1("Rule 17j-1") under the Investment Company Act of 1940, (the "1940 Act"), ING Investment Management Advisors B.V. ("IIMA") has adopted this Code of Ethics ("Code") to specify and prohibit certain types of transactions involving an Investment Company deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures. This Code applies to all Access Persons and Investment Personnel, as defined herein.

I.       STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by the Investment Companies and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Investment Companies, the Adviser hereby adopts the following general principles to guide the actions of its Access Persons and Investment Personnel:

         (1) The interests of the Investment Companies are paramount. All of the Adviser's Access Persons and Investment Personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Investment Companies before their own.

         (2) All personal transactions in Securities by the Adviser's Access Persons and Investment Personnel must be accomplished so as to avoid a conflict of interest on the part of such personnel with the interests of any Investment Company.

         (3) All of the Adviser's Access Persons and Investment Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Investment Company, or that otherwise bring into question the person's independence or judgment.

         In general, the ING Insider Regulation requires employee and employee-related accounts to be maintained at BKP (Banking branch for the personnel of ING Group) and/or CenE (CenE Bankiers N.V.).

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If Approval is granted in accordance with the ING Insider Regulation to maintain an account elsewhere, arrangements must be made to have duplicate confirmations sent directly to Compliance Bureau Netherlands ("CBN"). CBN will inform the Compliance Department of IIM, The Hague of such approval granted to the Adviser's Access Persons and/or Investment Personnel. CBN may, in its discretion, authorize receipt of other account records in lieu of confirmation and statements. CBN will inform the Compliance Department of IIM, The Hague of such authorization granted to the Adviser's Access Persons and Investment Personnel.

Besides there is a general exemption to maintain an account elsewhere for transactions in OECD countries government bonds or Securities of non US listed open-end mutual funds, in case they are not managed by IIM, as meant in Article 19 of the ING Insider Regulation.

II.      DEFINITIONS

                  Any undefined term found in this Code shall be defined as that term is defined by the 1940 Act or rules promulgated thereunder.

         (1) "Access Person" shall mean (i) each director, officer or general partner of the Adviser, (ii) each employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to making any recommendations with respect to such purchases or sales, (iii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made with respect to the purchase or sale of a Covered Security by an Investment Company, and (iv) any other (natural) person who is designated as an Access Person. (The list of all current Access Persons who are subject to this Code is kept by the Compliance Department of IIM, The Hague.)

         (2) "Adviser" means IIMA, an investment adviser registered under the Investment Advisers Act of 1940 that advises or sub-advises an Investment Company. IIMA operates under the collective management of ING Investment Management, The Hague.

         (3) "Affiliated Person" shall mean (i) any person owning five percent or more of IIMA's voting securities, (ii) any person which IIMA owns five percent or more of their voting securities, (iii) any person directly or indirectly controlling, controlled by or under common control with IIMA and (iv) any of IIMA's officers, directors, partners or employees.

         (4) "Beneficial Ownership" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security.

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                  While the definition of "pecuniary interest" in subparagraph
                  (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a Security. An Access Person is presumed to have Beneficial Ownership of certain family member's accounts including his or her spouse or partner and minor children that reside with him or her and for example any of the following relatives including adoptive relationships that have a joint household with the Access
                  Person: stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law.

         (5)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of a given situation. Similarly, persons owning less than 25% of the voting securities of a company may be deemed to have control over the company depending upon the facts and circumstances.

         (6) "Covered Security" shall mean any Security (as defined below) except that it shall not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (including repurchase agreement); and (iii) Securities issued by open-end Funds.

         (7)      "Fund" means an investment company registered under the 1940
                  Act.

         (8)      "IIMA" means ING Investment Management Advisors B.V.

         (9) "Investment Company" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

         (10) "Investment Personnel" means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company; (ii) any natural person who controls the Adviser or Investment Company and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by the Investment Company, and
                  (iii) any other (natural) person who is designated as Investment Personnel. (The list of all current Investment Personnel who are subject to this Code is kept by the Compliance Department of IIM, The Hague.)

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         (11)     "Initial Public Offering" means (i) an offering of Securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act; or (ii) an offering of Securities which qualifies as an initial public offering under the law of any country except offerings which are initial public offerings of bonds issued by member governments of the Organization for Economic Co-operation and Development ("OECD Members") or which are initial public offerings of non-U.S. listed open-end mutual funds unless such offerings otherwise qualify as an Initial Public Offering pursuant to Section 11(i) above.

         (12) "Limited Offering" means (i) an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act; or (ii) an offering which qualifies as a private placement under the law of any country except for private placement offerings of bonds by OECD Members or of Securities by non-U.S. listed open-end mutual funds unless such offerings otherwise qualify as Limited Offerings pursuant to Section 12(i) above.

         (13) "Preclearance Procedures" means that a proposed transaction shall be precleared in writing by a Review Officer prior to proceeding with a transaction. In determining whether to grant such preclearance, the Review Officer shall refer to Section V, below. Granted preclearance for a proposed transaction is only valid on the day on which the preclearance is granted.

         (14) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (15) "Security" includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         (16) "Security held or to be acquired" by an Investment Company means (i) any Covered Security which, within the most recent 15 days, (a) is or has been held by an Investment Company; or
                  (b) is being or has been considered by the Adviser or an Investment Company for purchase by an Investment Company; and
                  (ii) and

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                  any option to purchase or sell, and any Security convertible into or exchangeable for a Covered Security described in paragraph II (16)(i)(a) or (b) above.

         (17) "Reports" shall mean any Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report.

         (18) "Review Officers" are the members of the designated Compliance Department of IIM, The Hague and only in their absence:

                  -    another to be appointed Review Officer.

         (19) A Covered Security is "being purchased or sold" by an Investment Company from the time when a recommendation has been communicated to the person who places the buy and sell orders for an Investment Company until the time when such program has been fully completed or terminated.

III.     PROHIBITED PURCHASES AND SALES OF COVERED SECURITIES

         (1) No Affiliated Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Investment Company:

                  (A) employ any device, scheme, or artifice to defraud such Investment Company;

                  (B) make to such Investment Company any untrue statement of a material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Investment Company; or

                  (D) engage in any manipulative practice with respect to such Investment Company.

         (2) Subject to Section IV , no Access Person may purchase or sell, directly or indirectly, any individual Covered Security or any Security held or to be acquired by any Investment Company.

         (3) No Investment Personnel may acquire Beneficial Ownership in any Securities as part of an Initial Public Offering.

         (4) No Investment Personnel may acquire Beneficial Ownership in any Securities offered in a Limited Offering.

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IV.      EXEMPTIONS FROM PROHIBITED TRANSACTIONS

         (1) The following types of transactions are exceptions to the prohibited transactions described in Section III above and are permitted by Access Persons according to the terms described below:

                  (A) Access Persons holding securities at BKP or CenE or at any place other than at BKP or CenE may buy or sell up to 1,000 equity Covered Securities in any 24 hours period provided such Covered Securities are issued by companies ("Issuers"), which are part of the S&P 500, Topix Large 70, Eurotop 100, the AEX-Index (Top 25), or 100 largest companies listed on the MSCI EMF Index or their successors to be designated by the Adviser ("Indices") and have a market capitalization of at least one (1) billion Euro on the first day of the month in which the transaction occurs. Access Persons may also buy or sell in any 24 hour period any put, call, straddle, option or privilege to buy or sell up to 1000 Covered Securities provided the Covered Securities are issued by an Issuer. Furthermore, Access Persons may buy or sell in any 24 hour period up to 100 option contracts in the Eurotop 100, 10 option contracts in S&P 500 and 10 option contracts in the AEX-Index (Top 25). All transactions executed pursuant to this exception must be precleared by CBN and may not be granted preclearance in special trading situations which in case of these large liquid stocks only occasionally can occur. The minimum holding period for Covered Securities (including all forms of options) purchased pursuant to this exception is 30 days. At the end of every quarter CBN or the Review Officers will review all such transactions conducted by Access Persons during the previous quarter to determine if any such transactions violated the Code or any other applicable policies and procedures

                  (B) Access Persons holding securities at BKP or CenE or at any place other than at BKP or CenE may buy or sell up to 50,000 Euro's worth of bonds of Issuers (other than those mentioned in Section IV(1)(F)) in any 24 hours period. All transactions executed pursuant to this exception must be precleared by CBN and may not be granted preclearance in special trading situations. The minimum holding period for these bonds is 30 days. At the end of every quarter CBN or the Review Officers will review all bond transactions conducted by Access Persons during the previous quarter to determine if any such transactions violated the Code or any other applicable policies and procedures.

                  (C) If a Covered Security was purchased by an Access Person pursuant to Section IV(1)(A) above but at the time that the Access Person wants to sell such a Covered Security the Issuer is no longer part of any of the Indices or on the first day of the month in which the Access Person wants to sell such a Covered Security the Issuer of the Covered Security does not have a market capitalization of at least one (1) billion Euro then the Access

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                           Person may only sell that Covered Security if
                           Preclearance Procedures are followed. The minimum holding period for such a Covered Security is 30 days.

                  (D) With respect to holdings of Covered Securities other than those described in Section IV (1)(A) and acquired before the date on which that person became an Access Person, the Access Person may sell such Covered Securities if he or she complies with the Preclearance Procedures. The minimum holding period does not apply to Covered Securities purchased prior to the date on which that person became an Access Person.

                  (E) Buying or selling by an Access Person of Covered Securities or units of a closed-end mutual fund, if the Access Person complies with the Preclearance Procedures. The minimum holding period for these Covered Securities or units is 30 days.

                  (F) Transactions in OECD countries government bonds and Covered Securities of listed open-end mutual funds, in case they are not managed by IIM, as meant in
                           Article 19 of the ING Insider Regulation or its successive regulation, without being required to follow Preclearance Procedures. The minimum holding period for such Covered Securities is 24 hours. Transactions in Covered Securities of listed open-end mutual funds managed by IIM, held at BKP or CenE or at any place other than at BKP or CenE, must be precleared by CBN and may not be granted preclearance in special trading situations. The minimum holding period for these Covered Securities is 30 days.

                  (G) A buying or selling by an Access Person of Covered Securities other than those described in Section IV(1)(A), (B) and (C) if he/she complies with the Preclearance Procedures. Such a buying or selling shall however only be permitted in exceptional cases. The minimum holding period for these Covered Securities is 30 days.

                  (H) Access Persons may, in compliance with the applicable ING Group Regulations, cause transactions in (all) Covered Securities in any account of him or her which is managed on a discretionary basis by BKP or CenE or any other bank or portfolio manager as referred to in the Act on the Supervision of the Securities Trade 1995 or by comparable foreign banks or portfolio managers, to be executed without being required to follow Preclearance Procedures.

                  (I) Each Access Person is allowed to exercise, in compliance with the applicable requirements, the ING Options granted by ING Group as compensation to him or her as an employee without being required to follow Preclearance Procedures.

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                  (J)      Purchases or sales that are non-volitional on the
                           part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call without being required to follow Preclearance Procedures.

                  (K) Purchases that are part of an automatic dividend reinvestment plan without being required to follow Preclearance Procedures.

                  (L) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired without being required to follow Preclearance Procedures.

V. GUIDELINES FOR GRANTING PRECLEARANCE WHEN PRECLEARANCE PROCEDURES ARE REQUIRED TO BE FOLLOWED

         (1) When Preclearance Procedures are required to be followed for a proposed transaction:

                  (A) Preclearance will not be provided to Investment Personnel to purchase or sell any Covered Securities if the IIMA managed portion of any Investment Company has an outstanding order on such Covered Securities.

                  (B) Preclearance will not be provided to Investment Personnel to purchase or sell any Covered Securities that were traded on the same day or the prior day or such person knows or reasonably should know are intended to be traded on the same day or the next day by the IIMA managed portion of any Investment Company.

                  (C) Preclearance will not be provided to Investment Personnel to purchase or sell any Covered Security if such person is aware or should be aware that a Covered Security of the same issuer is recommended for purchase or sale by the IIMA managed portion of any Investment Company.

         (2) When Preclearance Procedures are required to be followed for a proposed transaction, the proposed transaction shall be granted preclearance in writing if it is not described in
                  Section V (1) above and:

                  (A) It involves a purchase or sale of Covered Securities that are not eligible for purchase or sale by any Investment Company as determined by reference to the 1940 Act, blue sky laws and regulations thereunder, the investment objectives, policies and investment restrictions of the Investment Company and/or any undertakings made to regulatory authorities; or

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                  (B)      It involves a transaction which the Review Officer,
                           after taking into account all the relevant facts and circumstances, determines that it presents no reasonable likelihood of harm to any Investment Company.

         (3) Granted preclearance for a proposed transaction is only valid on the day on which the preclearance is granted.

VI.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS

         (1) No Investment Personnel shall accept a position as a director, trustee or general partner of a private or publicly traded company unless the acceptance of such position has been approved by a member of the Management Committee of IIM, The Hague, as consistent with the interests of the Investment Company.

VII.     REPORTING OBLIGATION

         (1)      Initial Holdings Report.

                  (A) Within ten days of beginning employment as an Access Person, each Access Person must report the following information to CBN or to the Review Officers:

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date when the person became an Access Person; and

                  (iii) The date that such information is submitted by the Access Person.

                  If the Access Person sends the information described above to CBN, CBN must on the same day that it receives such information produce an Initial Holdings Report containing the information described in VII (1)(A)(i) and (ii) above and send that Report by dated e-mail to the Review Officers responsible for reviewing the Reports.

                  (B) An Access Person does not need to report the information described in Section VII (1)(A) above if at the time the employee becomes an Access Person, CBN already maintains a record of the information described in VII (1)(A)(i) and (ii) above, provided that the Access Person confirms in writing (which writing may be electronic) to CBN the accuracy of the information within ten (10) days after becoming an Access Person. CBN must on the same day that it receives the written confirmation produce an

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                           Initial Holdings Report containing the information
                           described in VII (1)(A)(i) and (ii) above and send that Report by dated e-mail to the Review Officers responsible for reviewing the Reports. Alternatively, an Access Person would not need to report the information described in section VII (1)(A) above if at the time the employee becomes an Access Person, the Review Officers already maintain a record of the information described in VII (1)(A)(i) and (ii) above, provided that the Access Person confirms in writing (which writing may be electronic) to the Review Officers the accuracy of the information within ten (10) days after becoming an Access Person.

         (2)      Quarterly Transaction Reports.

                  Within ten days of the end of each calendar quarter, CBN must send by dated e-mail Quarterly Transaction Reports containing the following information regarding each Access Person to the Review Officers responsible for reviewing Reports:

                  (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                           (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) The price of the Covered Security at which the transaction was effected; and

                           (iv) The name of the broker, dealer or bank with or through which the transaction was effected.

                  (B) With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (i) The name of the broker, dealer or bank with whom the Access Person established the account; and

                           (ii)     The date the account was established.

         (3)      Annual Holdings Reports.

                  Annually, CBN must send by dated e-mail an Annual Holdings Report containing the following information (which information must be current as of a date no

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                  more than 30 days before the Report is submitted) regarding each Access Person to the Review Officers responsible for reviewing Reports.

                  (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership; and

                  (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities were held for the direct or indirect benefit of the Access Person.

         (4) Access Persons who have been granted approval by CBN in accordance with the ING Insider Regulation or its successive regulation to maintain an account other than at BKP or CenE have to send duplicate copies of all statements and confirmations of a transaction in a Covered Security in which the Access Person has any direct or indirect Beneficial Ownership directly to CBN immediately upon receipt by the Access Person.

         (5) To the extent CBN does not have any of the information described in Section VII (1), (2) and (3) above regarding a particular Access Person, the Access Person must submit such information to the appropriate Review Officers in accordance with the requirements described in Section VII (1), (2) and
                  (3) above. All such Reports must contain the date that the Report is submitted by the Access Person.

         (6) To the extent CBN does not have any of the information described in Sections VII (1), (2) and (3) above for an Access Person's transactions in OECD countries government bonds ("Bonds") or Securities of listed open-end mutual funds ("Fund Securities") as meant in Article 19 of the ING Insider Regulation or its successive regulation in which the Access Person has any direct or indirect Beneficial Ownership, the Access Person shall instruct his broker to send duplicate copies of all statements and confirmations on the transactions directly to the appropriate Review Officers provided the statements and confirmations (i) contain all information about the Bonds and Fund Securities that would be required to be reported by Sections VII(1), (2) and (3) above; (ii) are sent to the Review Officers within the time periods required to submit reports pursuant to Sections VII(1), (2) and (3) above; and (iii) such information and documents are dated. If an Access Person's broker is not prepared to submit such statements and confirmations on reasonable terms, the Access Person shall immediately upon receipt of such confirmations and statements submit them or copies thereof to the appropriate Review Officers. If such statements and confirmations do not include all of the information described in Section VII (6)(i) above, the Access Person must submit the missing information in accordance with the requirements of
                  Section VII (6)(ii) and (iii) above.

         (7) The Review Officers have the authority to require an Access Person to delivery any information on any transaction in or any holding of a Covered Security in

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                  which the Access Person had any direct or indirect Beneficial
                  Ownership and the Access Person is obligated to deliver this information within the time limits and in the form requested by the Review Officers.

         (8) The Adviser shall create and thereafter maintain a list of all Access Persons and Investment Personnel and inform all Access Persons of their reporting obligations.

         (9) Upon adoption of this Code, the Compliance Department of IIM, the Hague will circulate this Code and receive an acknowledgement from each Access Person that this Code has been read and understood and that the Access Person agrees to comply with its requirements. In addition, at the time that any new Access Person commences employment at IIMA, the compliance department of IIM will distribute this Code and obtain acknowledgment from the new Access Person that this Code has been read and understood and that the Access Person agrees to comply with its requirements.

         (10) By signing the acknowledgement described in Section (VII)(9) the Access Person explicitly agrees to (i) the exchange of information between CBN and the Compliance Department of IIM, The Hague concerning the Access Person's private securities transactions; (ii) the deliverance by the Access Person to the Compliance Department of IIM, The Hague of any information requested by the Compliance Department concerning the Access Person's private securities transactions; (iii) the deliverance by CBN or the Compliance Department of IIM, The Hague to the United States Securities and Exchange Commission of information concerning the Access Person's private securities transactions; and (iv) waive all possible actions based on any applicable Dutch (privacy) legislation that may be brought for any of the above described exchanges or deliverances of information.

         (11)     Every Access Person shall certify annually that he or she:

                  (A)      has read and understands this Code;

                  (B)      recognizes that he or she is subject to the Code;

                  (C)      has complied with the Code; and

                  (D) has disclosed and reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

VIII.    REVIEW AND ENFORCEMENT

         (1) Review Officers shall compare all Reports with portfolio transactions of the Investment Companies to determine whether a possible violation of this Code and/or other applicable trading policies and procedures may have occurred. No

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                  Access Person shall review his or her own Reports. Rather, a different Review Officer will review that Access Person's Reports.

         (2) If CBN, a Review Officer or another designated individual of IIM, The Hague determines that a violation of this Code may have occurred, CBN, the Review Officer or designated individual shall submit a written determination, together with any additional explanatory material to the Compliance Department of IIM, The Hague. The Compliance Department of IIM, The Hague shall make an independent determination as to whether a violation has occurred and after that will inform the Compliance Committee of IIM, The Hague.

         (3) If the Compliance Committee of IIM, The Hague finds that a violation has occurred, it shall impose upon the individual such sanctions as it deems appropriate. The Compliance Committee of IIM, The Hague can, at its discretion, also refer the violation and the sanctions to be imposed upon the individual to the Special Investigations Committee (COBO) of ING Group.

         (4) No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself.

IX.      RECORDS

         The Adviser or CBN shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

         (1) A copy of this Code and any other code of ethics which is, or at any tune within the past five years has been, in effect shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each Report submitted to Review Officers responsible for reviewing Reports pursuant to Section VII(1), (2), (3) and
                  (4) above shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         (4) A list of all Access Persons who are, or within the past five years have been, subject to this Code shall be maintained in an easily accessible place;

         (5) A list of all persons described in Section VIII(1) above that were responsible for reviewing Reports during the last five years; and

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         (6)      A copy of each written report described in Section X(5) below shall be maintained for at least five years after the fiscal year in which it was made, the first two years in an easily accessible place.

X        MISCELLANEOUS

         (1) All Reports of Covered Securities transactions and any other information filed with the Adviser and/or CBN pursuant to this Code shall be treated as confidential.

         (2) The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

         (3) The Adviser will use reasonable diligence and institute policies and procedures reasonably necessary to prevent Access Persons from violating this Code. The Adviser will certify to each Investment Company's Board of Trustees or Directors ("Board") that it has instituted such policies and procedures at the time that this Code is submitted to each Board for approval.

         (4) The Adviser will notify each Board immediately of any material changes to this Code.

         (5) The Adviser shall provide a written report to each Board at least annually that discusses the operation of this Code and the need (if any) for further changes or modifications to this Code. Such written report must describe any issues arising under this Code (or procedures instituted to prevent violations of this Code) since the last report, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations. Such written report shall also provide a Certification to each Board that the Adviser has adopted such procedures as are reasonably necessary to prevent Access Persons from violating this Code.

Originally Adopted: February 1, 2003

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                              ANNUAL CERTIFICATION

         I certify that I have read the ING Investment Management Advisors B.V. Code of Ethics ("Code") for Advisers to Investment Companies dated February 1, 2003:

1.       I understand the contents of the Code.

2. I recognize that I am subject to the provisions of the Code and have complied with such provisions during_________.

3. I have disclosed and reported all personal securities transactions during_____________required to be disclosed or reported pursuant to the requirements of the Code.

                                                 ______________________________
                                                 Signature of Access Person

                                                 ______________________________
                                                 Print Name

Dated: ________________________

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   ANNEX 1 TO THE ING INVESTMENT MANAGEMENT ADVISORS B.V. CODE OF ETHICS FOR
                        ADVISERS TO INVESTMENT COMPANIES

A: INTO SECTION II THE FOLLOWING DEFINITION SHALL BE INSERTED:

"Exempted Persons" shall mean an Access Persons who is an employee of another entity than the Adviser who, by virtue of a shared employee arrangement or other writing, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose function relate to the making of any recommendation with respect to such purchase or sale. An Exempted Person is exempted in whole or in part from this Code by the Adviser. The conditions for exemption shall by described by the Adviser."

B: EXEMPTED PERSONS WITH AELTUS INVESTMENT MANAGEMENT, INC:

The following Exempted Persons work with Aeltus Investment Management, Inc. ("Aeltus") and trade U.S. securities for the Adviser:

-    Ann Bracchi
-    Carmen Johnston
-    Marc Bousquet

Due to the fact that these Exempted Persons are subject to the Code of Ethics of Aeltus and under the supervision of the Compliance department of Aeltus these Exempted Persons are exempted of the following Sections of the Advisers' Code of
Ethics:

-    Section III (2), (3), (4);
-    Section IV;
-    Section V;
-    Section VII (1)(B);
-    Section VII (2);
-    Section VII (3);
-    Section VII (4);
-    Section VII (6);
-    Section VII (10)(i)(iv).

This means that these Exempted Persons shall have (among others) the following obligations towards the Adviser:

- They are subject to the Code of Ethics of the Adviser and shall sign the Initial Certification Form (Section VII (9);

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-    No Exempted Person shall accept a position as a director, trustee or general partner of a private or publicly traded company unless the acceptance of such position has been approved by a member of the Management Committee of ING Investment Management The Hague ("IIM The Hague"), as consistent with the interests of the Investment Company (Section VI);

- Exempted Persons shall deliver Initial Holdings Reports, Quarterly Transaction Reports and Annual Holding Reports and further all requested information in due course to the Compliance department of IIM The Hague (Section VII (5), (7));

- Exempted Persons shall sign and deliver to the Compliance department of IIM The Hague the annual certification (section VII (11));

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